Exhibit 10(b)

To: [PARTICIPANT NAME]
PARKER-HANNIFIN CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT (RSU-010DIBOD)
The Human Resources and Compensation Committee of the Board of Directors (the "Committee") of Parker-Hannifin Corporation (the "Company") has awarded to you the following number of Restricted Stock Units under the Parker-Hannifin Corporation 2016 Omnibus Stock Incentive Plan (the "Plan") and subject to the Parker-Hannifin Corporation Restricted Stock Unit Terms and Conditions (RSU-010DIBOD) (the "Terms and Conditions"):

Grant Date	Number of RSUs
[Grant Date]	[Number Granted]
Vesting Dates. Except as otherwise provided in the Terms and Conditions, while you are an active full-time employee, units will vest in full on the fifth (5rd) anniversary of the grant date. The scheduled vesting date and amounts for this award are viewable by clicking on the Grant Date hyperlink on your Restricted Stock Unit Grant Information page on the Stock Incentive Plan Administrator's web site.
Payment Dates. The Restricted Stock Units will be paid to you in shares of Parker common stock on the vesting dates, except as otherwise provided in the Terms and Conditions.
Your Action Items. Please take the following actions:
• Before you accept your grant, click on the links below to review the Terms and Conditions, the Prospectus and the Plan document. This Award is subject to the terms of the Plan and administrative procedures the Committee may promulgate under it from time to time. In the event of a conflict between this document, the Prospectus, and the Plan, the Plan document as well as any determinations made by the Committee, as authorized by the Plan document, shall govern.
• Accept the Terms and Conditions and execute this Agreement by clicking on the "Accept" button below. If you do not accept this Award Agreement prior to the initial vesting date, your Award will be forfeited, except in the event of your permanent disability or death prior to the initial vesting date.
• Inform the Company of any change in address or contact information, as necessary. Refer to the section of the Terms and Conditions titled "Notification of Change in Personal Data" for instructions on how to provide notification to the Company.

Restricted Stock Unit Terms and Conditions (RSU-010DIBOD)
2016 Omnibus Stock Incentive Plan
To view the most recent Annual Report, please click here
To view the most recent Proxy Statement, please click here
To view the Prospectus, please click here

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